Nicor Inc.
                                                                 Form 10-K
                                                                 Exhibit 10.23

                     2000 LONG-TERM INCENTIVE PROGRAM

At the March 2000 meeting of the Compensation Committee, the Committee approved the 2000 Long-Term Incentive Program, participants and awards. Shown below is a full description of the Long-Term Program for 2000.

Summary of 2000 Long-Term Incentive Program

-  Combination of Stock Options (SOs) and Dividend Performance Units (DPUs).
   - Annual grants of both, generally on a one-for-one basis.
   - Nothing prevents the Committee from granting either freestanding stock options or dividend performance units.

-  SOs have a ten-year term and would vest after three years.

- DPUs would accumulate dividend equivalents over at least a three-year period, and would pay out based on total shareholder return over the period.

-  SOs and DPUs would be freestanding.

-  The company will also continue to make selected use of restricted stock.

Description of Stock Options

-  Option exercise price set at fair market value on date of grant.

-  Options vest after three years (100% in year three).

-  Options expire ten years from date of grant.

-  Options can be NQSOs or ISOs; Nicor plans to grant NQSOs in 2000.

Description of Dividend Performance Units

- Each dividend performance unit accumulates all of the dividends paid on one share of Nicor stock during the three-year period. As an example, if Nicor's annual dividend grows at $0.08 per year from its current level of $1.56, each unit would be worth $5.10 at the end of three years:

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THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE
BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.
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                           Annual Dividend                Cumulative
        Year                   As of May             Dividend Unit Value
        ----               ----------------          -------------------
        1999                   $1.56                        --
        2000                   $1.64                        $1.62
        2001                   $1.72                        $3.32
        2002                   $1.80                        $5.10

- Accrued dividend equivalents are not reinvested in company stock, nor is any interest paid on accrued dividends.

- Dividend performance units accumulate no additional value after the end of the three-year period.

- Dividend performance units will pay out in cash, except that a participant in the Stock Deferral Plan may elect to defer up to 50% of their payout into that plan. Deferral elections must meet the guidelines and timing of the Stock Deferral Plan to be effective.

How Dividend Performance Unit Payouts are Determined

-  All dividend performance units pay out at the end of at least three years.

- The payout is modified by a performance multiplier which ranges from 0 to 1.5.

- The multiplier is based on Nicor total shareholder return (TSR) over the performance period, as compared to the performance of a utility industry peer group (S&P utility group).

- The following schedule shows the proposed dividend performance unit multiplier schedule:

                           Dividend Performance Unit
                              Multiplier Schedule

              Nicor TSR Performance
              Percentile Relative              Dividend Performance Unit
              To S&P Utility Group                     Payout Multiple
           75th Percentile or Higher                  1.5     X
                60th Percentile                       1.0     X
                50th Percentile                       0.75    X
                40th Percentile                       0.5     X
                25th Percentile                       0.25    X
           Below 25th Percentile                      0       X


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-  If Nicor total shareholder return for the performance period is negative, the dividend performance unit payout multiple will be zero.

Transferability

With Compensation Committee approval, stock options and dividend performance units may be transferred, for no consideration, to or for the benefit of the participant=s immediate family as defined in the plan. All terms and conditions remain applicable after transfer.

Termination Provisions

In the case of death, disability or retirement:

- Non-vested options and dividend performance units held for more than one year (as of the date of death, disability or retirement) will vest and/or pay out in full.

-  The full number of dividend  performance units will pay out at the end of the
   performance  cycle,  based  on  the  normal  per-unit   performance/pay   out
   guidelines.

-  Vested options will remain exercisable for ten years after the date of grant.

-  The Compensation Committee can override these provisions at its discretion.

In the case of termination of employment for any other reason, there will be no accelerated vesting of unvested options and dividend performance units. Vested options will remain exercisable for three months after the date of termination. The Compensation Committee can override these provisions at its discretion.


                                                      Nicor Human Resources
                                                             March 2000